Exhibit 99.1

RESIGNATION OF OFFICER

TO:	SMART-TEK SOLUTIONS, INC.

AND TO:	The Board of Directors thereof

I, Perry Law, hereby resign as the Chief Executive Officer, Chief financial Officer, Secretary and Treasurer of the Company, effective immediately.

This instrument may be delivered by facsimile transmission.

Dated the 12 day of March, 2010.

/s/ Perry Law
PERRY LAW